                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT

                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.

                        COLLECTION PERIOD: SEPTEMBER 1999

DISTRIBUTION DATE:
                     10/20/1999

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
STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                              Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                                     Amounts
                                                                                                             ----------------------
       (i)      Principal Distribution
                ----------------------
                   Class A-1                                                                    $0.00              $0.000000
                   Class A-2                                                           $43,508,134.62             $85.645934
                   Class A-3                                                                    $0.00              $0.000000
                   Class A-4                                                                    $0.00              $0.000000
                   Class B Amount                                                               $0.00              $0.000000

      (ii)      Interest Distribution
                ---------------------
                   Class A-1                                                                    $0.00              $0.000000
                   Class A-2                                                            $1,636,254.36              $3.220973
                   Class A-3                                                            $1,892,000.00              $4.300000
                   Class A-4                                                            $1,051,830.00              $4.350000
                   Class B Amount                                                         $382,415.48              $4.683333

     (iii)      Monthly Servicing Fee                                                     $949,071.47
                ---------------------
                   Monthly Supplemental Servicing Fee                                           $0.00

      (iv)      Class A-1 Principal Balance (end of Collection Period)                          $0.00
                Class A-1 Pool Factor (end of Collection Period)                            0.000000%
                Class A-2 Principal Balance (end of Collection Period)                $331,923,075.03
                Class A-2 Pool Factor (end of Collection Period)                           65.339188%
                Class A-3 Principal Balance (end of Collection Period)                $440,000,000.00
                Class A-3 Pool Factor (end of Collection Period)                          100.000000%
                Class A-4 Principal Balance (end of Collection Period)                $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                          100.000000%
                Class B Principal Balance (end of Collection Period)                   $81,654,551.40
                Class B Pool Factor (end of Collection Period)                            100.000000%

       (v)      Pool Balance (end of Collection Period)                             $1,095,377,626.43

      (vi)      Interest Carryover Shortfall
                ----------------------------
                   Class A-1                                                                    $0.00              $0.000000
                   Class A-2                                                                    $0.00              $0.000000
                   Class A-3                                                                    $0.00              $0.000000
                   Class A-4                                                                    $0.00              $0.000000
                   Class B                                                                      $0.00              $0.000000

                Principal Carryover Shortfall
                -----------------------------
                   Class A-1                                                                    $0.00              $0.000000
                   Class A-2                                                                    $0.00              $0.000000
                   Class A-3                                                                    $0.00              $0.000000
                   Class A-4                                                                    $0.00              $0.000000
                   Class B                                                                      $0.00              $0.000000

     (vii)      Balance of the Reserve Fund Property (end of Collection Period)
                   Class A Amount                                                      $57,100,909.30
                   Class B Amount                                                               $0.00

    (viii)      Aggregate Purchase Amount of Receivables repurchased by the
                   Seller or the Servicer                                               $17,100,335.42
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